UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2016

Tribune Publishing Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36230	38-3919441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 North Michigan Avenue

Chicago, Illinois 60611

(Address of Principal Executive Offices)

312-222-9100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 22, 2016, Tribune Publishing Company (the “Company”) entered into (a) a Securities Purchase Agreement (the “Purchase Agreement”), by and among the Company, Nant Capital, LLC (“Nant Capital”) and Dr. Patrick Soon-Shiong and (b) a Registration Rights Agreement (the “Registration Rights Agreement,” and together with the Purchase Agreement, the “Agreements”), by and between the Company and Nant Capital.

Securities Purchase Agreement

Pursuant to the Purchase Agreement, on May 22, 2016, the Company agreed to sell to Nant Capital in a private placement 4,700,000 unregistered shares of common stock of the Company (the “Purchased Common Stock”) at a purchase price of $15.00 per share, for a total of $70,500,000 in cash consideration. The Purchased Common Stock is subject to certain lockup provisions that, subject to the terms and conditions of the Purchase Agreement, prohibit certain transfers of the Purchased Common Stock for the first three years following the date of issuance and, thereafter, any transfers of the Purchased Common Stock that would result in a transfer of more than 25% of the Purchased Common Stock in any 12-month period. The Purchase Agreement also includes covenants prohibiting the transfer of shares of the Company’s common stock if the transfer would result in a person beneficially owning more than 4.9% of the Company’s then-outstanding shares of common stock following the transfer, as well as transfers to a material competitor of the Company in any of the Company’s then-existing primary geographical markets. Nant Capital and Dr. Soon-Shiong, and their respective affiliates, are also prohibited from acquiring additional equity of the Company if the acquisition could result in their beneficial ownership of more than 25% of the Company’s then-outstanding shares of common stock.

In connection with the Agreements, the Board of Directors of the Company (the “Board”) agreed to change the size of the Board to nine members and elect Dr. Soon-Shiong to fill the resulting vacancy on the Board as of the date of the Company’s 2016 Annual Meeting of Stockholders on June 2, 2016, in accordance with Article Fifth, Section 2 of the Company’s Amended and Restated Certificate of Incorporation and Section 2.02 of the Company’s Amended and Restated By-laws as then in effect. Dr. Soon-Shiong will also be named the non-executive Vice Chairman of the Board. The Company also has granted Nant Capital the right to designate a replacement individual for election as a director at each annual and special meeting of the Company’s stockholders at which directors are to be elected as part of the slate of nominees recommended by the Board, subject to the reasonable prior approval of the Board’s Nominating and Corporate Governance Committee, in the event that Dr. Soon-Shiong is unable to continue to serve. Nant Capital’s right to appoint a replacement director representative will expire upon the occurrence of either (a) the termination of the voting covenants of the Purchase Agreement (described below) for any of the reasons set forth in clause (a) of the succeeding paragraph or (b) such time as Nant Capital, Dr. Soon-Shiong and their respective affiliates no longer beneficially own at least 75% of the Purchased Common Stock.

Until the later of either May 22, 2019 or the first year after the date that Dr. Soon-Shiong (or a replacement director) ceases to serve on the Board due to resignation or refusal to stand for reelection, or Nant Capital’s decision to not designate a replacement director, Nant Capital, Dr. Soon-Shiong and their respective affiliates have agreed to vote in a manner proportionate to the manner in which all then-outstanding shares of the Company’s common stock (other than the Purchased Common Stock and any other shares of common stock of the Company that such persons are entitled to vote) are voted in any election of directors, any proposal considered by stockholders of the Company for removal of directors or any transaction that would effect a change of control of the Company. These voting covenants terminate upon the earliest of (a) the date that Dr. Soon-Shiong or his replacement is not nominated for reelection as a director, is removed as a director and the date that Dr. Soon-Shiong or his replacement has not been reelected to the Board if the Company has not recommended his or his replacement’s reelection, (b) six months after the date that Dr. Soon-Shiong or his replacement ceases to serve on the Board after not being reelected as a director, so long as the Company has recommended a vote “for” the election of Dr. Soon-Shiong or his replacement, (c) nine months following the date Dr. Soon-Shiong or his replacement is removed as a director or has not been reelected to the Board if the Company has not recommended his or his replacement’s reelection and if that removal or failure to recommend reelection is a result of any breach of a duty owed by Dr. Soon-Shiong or his replacement to the Company or a material violation of material law, (d) a change of control of the Company not approved by the Board and (e) six months after the date of Dr. Soon-Shiong’s removal or replacement as Vice Chairman and his contemporaneous resignation from the Board.

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the text of the Purchase Agreement (and exhibits, as applicable), which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, Nant Capital will be entitled to certain registration rights under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Purchased Common Stock. The Registration Rights Agreement provides that the Company shall use its reasonable best efforts to cause a registration statement with respect to the Purchased Common Stock to be declared effective no later than the earlier to occur (a) three years after the consummation of the private placement transaction contemplated by the Purchase Agreement and (b) 60 days after the termination of the voting covenants of the Purchase Agreement as described above. The Company will pay all of its own costs and expenses, including all fees and expenses of counsel for the Company, relating to the Registration Rights Agreement.

The foregoing summary of the Registration Rights Agreement is qualified in its entirety by reference to the text of the Registration Rights Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The private placement of 4,700,000 shares of common stock of the Company issued to Nant Capital pursuant to the Purchase Agreement was made in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

The information regarding the Purchase Agreement set forth in Item 1.01 is incorporated herein by reference.

Item 8.01 Other Events.

On May 23, 2016, the Company issued a press release regarding the Agreements.  A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, by and among Tribune Publishing Company, Nant Capital, LLC and Dr. Patrick Soon-Shiong, dated as of May 22, 2016.

10.2	Registration Rights Agreement, by and between Tribune Publishing Company and Nant Capital, LLC, dated as of May 22, 2016.

99.1	Press release dated May 23, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE PUBLISHING COMPANY

Date: May 23, 2016	By:	/s/ Julie K. Xanders
Name: Julie K. Xanders
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement, by and among Tribune Publishing Company, Nant Capital, LLC and Dr. Patrick Soon-Shiong, dated as of May 22, 2016.

10.2	Registration Rights Agreement, by and between Tribune Publishing Company and Nant Capital, LLC, dated as of May 22, 2016.

99.1	Press release dated May 23, 2016.